QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 1

MODEM MEDIA, INC.

8,200,000 Shares of Common Stock

Form of Underwriting Agreement

December [    ], 2003

Jefferies & Company, Inc.
    As Representative of the
    everal Underwriters listed
    in Schedule III hereto
c/o Jefferies & Company, Inc.
520 Madison Avenue
New York, New York 10022

Ladies and Gentlemen:

        The stockholders of Modem Media, Inc., a Delaware corporation (the "Company"), named in Schedule I hereto (collectively, the "Firm Selling Stockholders") severally propose to sell to the several Underwriters listed in Schedule III hereto (the "Underwriters"), for whom you are acting as representative (the "Representative"), an aggregate of 8,200,000 shares of common stock, par value $0.001 per share (the "Common Stock"), including Rights to purchase Series A Participating Cumulative Preferred Stock, of the Company (the "Firm Shares"), with each Firm Selling Stockholder selling the number of Firm Shares set forth opposite its name on Schedule I hereto.

        At the option of the Underwriters, the stockholders of the Company named in Schedule II hereto (collectively, the "Additional Selling Stockholders") also propose to severally sell to the several Underwriters not more than an additional 1,230,000 shares of Common Stock, including Rights to purchase Series A Participating Cumulative Preferred Stock, of the Company (the "Additional Shares"), with each Additional Selling Stockholder selling the number of Additional Shares set forth opposite its name on Schedule II hereto, if and to the extent that you, as Representative, shall have determined to exercise on behalf of the Underwriters the right to purchase such Additional Shares as provided in this Agreement. The Firm Shares and the Additional Shares are herein referred to as the "Shares". The outstanding shares of Common Stock of the Company, including the Shares, are herein referred to as the "Stock". The Firm Selling Stockholders and the Additional Selling Stockholders are hereinafter sometimes referred to collectively as the "Selling Stockholders".

        The Company and the Selling Stockholders hereby confirm their respective agreements with the several Underwriters concerning the purchase and sale of the Shares, as follows:

        1.    Registration Statement.    The Company represents that it has prepared and filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the"Securities Act"), a registration statement (File No. 333-110583) including a prospectus, relating to the Shares. Such registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A under the Securities Act to be part of the registration statement at the time of its effectiveness ("Rule 430 Information"), is referred to herein as the "Registration Statement"; and as used herein, the term "Preliminary Prospectus" means each prospectus included in such registration statement (and any amendments thereto) before it becomes effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430A Information, and the term "Prospectus" means the prospectus in the form first used to confirm sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

        2.    Purchase of the Shares by the Underwriters.    (a) Each Firm Selling Stockholder, on the terms and subject to the conditions set forth herein, severally and not jointly, agrees to sell the number of Firm Shares set forth opposite its name on Schedule I hereto to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the terms and conditions set forth herein, agrees, severally and not jointly, to purchase from the several (i) Firm Selling Stockholders (other than Mr. G.M. O'Connell ("O'Connell") and Mr. Robert Allen, II ("Allen") at a price per share of $[            ] (the "Purchase Price") and (ii) Messrs. O'Connell and Allen at a price per share of $[        ] the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Firm Selling Stockholder as the number of Firm Shares set forth in Schedule III hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

        In addition, on the terms and subject to the conditions set forth herein, each Additional Selling Stockholder agrees, severally and not jointly, to sell the number of Additional Shares set forth opposite its name on Schedule II hereto (or such portion thereof as determined by the Underwriters) to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the terms and conditions set forth herein, shall have the option to purchase, severally and not jointly, from such Additional Selling Stockholder such Additional Shares at the Purchase Price.

        If any Additional Shares are to be purchased, the number of Additional Shares to be purchased by each Underwriter shall be the number of Additional Shares which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule III hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Firm Shares being purchased from the Firm Selling Stockholders by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representative in its sole discretion shall make.

        The Representative, on behalf of the Underwriters, may exercise the option to purchase the Additional Shares at any time (but not more than once) in whole or in part, on or before the thirtieth day following the date of this Agreement, by written notice from the Representative to the Custodian (as defined in Section 4(b)) and attorneys-in-fact appointed by the Additional Selling Stockholders under the Power of Attorney (as defined in Section 4(b)). Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time when the Additional Shares are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least one Business Day prior to the date and time of delivery specified therein.

        (b)   The Selling Stockholders and the Company understand that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and to offer the Shares on the terms set forth in the Prospectus. The Selling Stockholders and the Company acknowledge and agree that the Underwriters, to the extent consistent with applicable law, may offer and sell Shares to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Shares purchased by it to or through any Underwriter.

        (c)   Payment for the Shares to be sold by each Selling Stockholder shall be made by wire transfer in immediately available funds to the account specified by such Selling Stockholder to the Representative in the case of the Firm Shares, at the offices of Mayer, Brown, Rowe & Maw LLP, 1675 Broadway, New York, New York 10019 at 10:00 A.M. New York City time on December [    ], 2003, or at such other time or place on the same or such other date, not later than the third business day thereafter, as the Representative and the Selling Stockholders may agree upon in writing or, in the case of the Additional Shares, on the date and at the time and place in New York, New York specified by the Representative in the written notice of the Underwriters' election to purchase such Additional Shares. The time and date of such payment for the Firm Shares is referred to herein as the "Closing Date" and the time and date for such payment for the Additional Shares, if other than the Closing Date, is herein referred to as the "Additional Closing Date".

        (d)   Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representative for the respective accounts of the several Underwriters of the Shares to be purchased on such date in definitive form registered in such names and in such denominations as the Representative shall request in writing, or, if so requested by the Representative, by book-entry through the facilities of The Depository Trust Company, not later than two full business days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of the Shares duly paid by the Selling Stockholders. The certificates for the Shares, unless delivered by book-entry through the facilities of The Depository Trust Company, will be made available for inspection and packaging by the Representative at the office of Jefferies & Company, Inc. set forth above not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

        3.    Representations and Warranties of the Company.    The Company represents and warrants to each Underwriter that:

        (a)    Preliminary Prospectus.    No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Selling Stockholder or any Underwriter furnished to the Company in writing by such Selling Stockholder or by such Underwriter through the Representative expressly for use in any Preliminary Prospectus.

        (b)    Registration Statement and Prospectus.    The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and, to the knowledge of the Company, no proceeding for that purpose has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Selling Stockholder or any Underwriter furnished to the Company in writing by such Selling Stockholder or by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

        (c)    Incorporated Documents.    As of the date hereof, the Prospectus does not incorporate by reference any documents filed under the Securities Act. All documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference (whether expressly or by operation of law) in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (d)    Financial Statements.    The consolidated financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such consolidated financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the other financial information included or incorporated by reference in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby.

        (e)    No Material Adverse Change.    Since the date of the most recent consolidated financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, and except as otherwise disclosed or incorporated by reference in the Prospectus, (i) there has not been any change in the capital stock (other than (x) the issuance of shares of Common Stock upon the exercise of an option or warrant or conversion of a security outstanding on the date of this Agreement of which the Representative has been advised in writing and (y) grants and issuances of shares of Common Stock or options to acquire Common Stock pursuant to stock-based compensation or incentive plans of the Company) or any material increase in long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, or on the corporate power or authority of the Company to consummate the transactions contemplated by this Agreement (a "Material Adverse Effect"); (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement or incurred any liability or obligation, direct or contingent, that would reasonably be expected to have a Material Adverse Effect; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement and the Prospectus.

        (f)    Organization and Good Standing.    The Company and each of its subsidiaries, including each of its Significant Subsidiaries (as defined in Rule 1-02(w) of Regulation S-X, each a "Significant Subsidiary"), have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, have all corporate power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged and are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except to the extent the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect. The subsidiaries listed in Exhibit 21.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2002 are the only subsidiaries of the Company.

        (g)    Capitalization.    The Company has an authorized capitalization as set forth in the Prospectus under the heading "Capitalization"; all the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

        (h)    Due Authorization.    The Company has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all corporate action required to be taken for the due and proper authorization by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby has been duly and validly taken.

        (i)    Underwriting Agreement.    This Agreement has been duly authorized, executed and delivered by the Company.

        (j)    No Violation or Default.    Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except for (x) any such default or violation that is described in the Prospectus and the Registration Statement, (y) in the case of clauses (ii) and (iii) above, any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect and (z) in the case of clause (i) above, any such violation by a subsidiary that is not a Significant Subsidiary that would not, individually or in the aggregate, have a Material Adverse Effect.

        (k)    No Conflicts.    The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement will not (i) conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its Significant Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority.

        (l)    No Consents Required.    No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority applicable to the Company is required for the execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the transactions contemplated by this Agreement, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters or under the rules and regulations of the NASD.

        (m)    Legal Proceedings.    There are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement or Prospectus that are not so described or any statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed or described.

        (n)    Independent Accountants.    PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries are independent public accountants with respect to the Company and its subsidiaries as required by the Securities Act.

        (o)    Title to Real and Personal Property.    Other than as set forth in the Prospectus and the Registration Statement, the Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

        (p)    Title to Intellectual Property.    Other than as set forth in the Prospectus and the Registration Statement, the Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

        (q)    Investment Company Act.    The Company is not required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, "Investment Company Act").

        (r)    Taxes.    The Company and its subsidiaries have paid all material federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets except for tax deficiencies that are being contested in good faith by the Company or that would not reasonably be expected to have a Material Adverse Effect.

        (s)    Licenses and Permits.    Other than as set forth in the Prospectus and the Registration Statement, the Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Prospectus, neither the Company nor any of its subsidiaries has received notice of any material revocation or material adverse modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

        (t)    No Labor Disputes.    No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened that would reasonably be expected to have a Material Adverse Effect.

        (u)    Compliance With Environmental Laws.    The Company and its subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws"); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of clauses (i), (ii) or (iii), for any such failure to comply, or failure to receive required permits, licenses or approvals, or liability as would not, individually or in the aggregate, have a Material Adverse Effect.

        (v)    Compliance With ERISA.    Except as would not reasonably be expected to have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "Code"); (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and (iii) for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

        (w)    Accounting Controls.    The Company is in compliance with Section 13(b)(2) of the Exchange Act.

        (x)    Insurance.    The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its Significant Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

        (y)    No Unlawful Payments.    Neither the Company nor any of its Significant Subsidiaries nor, to the best knowledge of the Company, any other subsidiary of the Company or any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

        (z)    No Restrictions on Subsidiaries.    Neither the Company nor any of its Significant Subsidiaries nor, to the best knowledge of the Company, any other subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject (other than restrictions imposed by applicable law on Modem Media Do Brasil Ltda), from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's properties or assets to the Company or any other subsidiary of the Company.

        (aa)    No Registration Rights.    No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the sale of the Shares.

        (bb)    No Stabilization.    The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

        (cc)    Forward-Looking Statements.    No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement and the Prospectus has been made or incorporated by reference in the Registration Statement or the Prospectus without a reasonable basis or has been disclosed other than in good faith.

        (dd)    Sarbanes-Oxley Act.    There is and has been no failure on the part of the Company or any of the Company's directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes-Oxley Act"), including but not limited to Section 402 related to loans to executives and Sections 302 and 906 related to certifications.

        (ee)    Nasdaq.    The Shares have been approved for listing on the Nasdaq National Market.

        (ff)    Employment and Other Agreements.    To the knowledge of the Company, no officer or director of the Company is in breach or violation of any employment agreement, non-competition agreement, confidentiality agreement, or other agreement restricting the nature or scope of such officer's current employment with the Company or such director's current role as a director of the Company to which such officer or director is a party.

        4.    Representations and Warranties of the Selling Stockholders.    Each of the Selling Stockholders, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:

        (a)   This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

        (b)   The execution of and delivery by or on behalf of such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement and if such Selling Stockholder is O'Connell or Allen, the Power of Attorney appointing Sloane Levy as such Selling Stockholder's attorney-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "Power of Attorney") will not contravene (i) any provision of applicable law, or the certificate of incorporation or by-laws of such Selling Stockholder (if such Selling Stockholder is a corporation), (ii) any agreement or other instrument binding upon such Selling Stockholder or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, except for, in the case of clauses (ii) and (iii) above, any such contravention that would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on the right, power or authority of such Selling Stockholder to execute and deliver this Agreement or the ability of such Selling Stockholder to perform its obligations under this Agreement, and assuming the representations and warranties of the Company in Section 3 hereof are true and correct in all material respects, no consent, approval, authorization or order of, or qualification with, any governmental body or agency applicable to such Selling Stockholder is required for the performance by such Selling Stockholder of its obligations under this Agreement or, in the case of O'Connell and Allen, Power of Attorney of such Selling Stockholder, except for any such consent, approval authorization, order or qualification (x) as may be required by the securities or Blue Sky laws of the various states, the Securities Act or the rules and regulations of the NASD in connection with the offer and sale of the Shares or (y) the failure of which to obtain would not have or be reasonably expected to have a material adverse effect on the right, power or authority of such Selling Stockholder to execute and deliver this Agreement or the ability of such Selling Stockholder to perform its obligations under this Agreement or, in the case of O'Connell and Allen, Power of Attorney of such Selling Stockholder.

        (c)   (i) The Selling Stockholders are the record and beneficial owners of the Shares that are held in their respective names in certificated form, free and clear of all liens, encumbrances, equities or claims, and have duly indorsed such Shares in blank, and (ii) the IPG Selling Stockholders have a security entitlement (within the meaning of Section 8-102(a)(17) of the New York Uniform Commercial Code) to the Shares maintained in a securities account on the books of Salomon Smith Barney free and clear of any action that may be asserted based on an adverse claim with respect to such security entitlement. Assuming that each Underwriter acquires its interest in the Shares it has purchased without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code), each Underwriter that has purchased Shares delivered on the date hereof to DTC by making payment therefore, as provided herein, and that has had such Shares credited to the securities account or accounts of such Underwriter maintained with DTC will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the New York Uniform Commercial Code) to such Shares purchased by such Underwriter, and no action based on an adverse claim may be asserted against such Underwriter with respect to such Shares.

        (d)   If such Selling Stockholder is O'Connell or Allen, the Power of Attorney of such Selling Stockholder has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding instrument of such Selling Stockholder enforceable against such Selling Stockholder in accordance with its terms.

        (e)   If such Selling Stockholder is an Interpublic Selling Stockholder (as defined below), to the knowledge of such Interpublic Selling Stockholder, there is no untrue statement of a material fact contained in the Prospectus, or any material fact, condition or information that is not disclosed in the Prospectus, in each case that has had, or could reasonably be expected to have, a Material Adverse Effect. For purposes of the foregoing sentence, "knowledge of such Interpublic Selling Stockholder" shall mean the actual knowledge of Steven Berns, Treasurer of each Interpublic Stockholder. The parties acknowledge and agree that the representation and warranty of each Interpublic Selling Stockholder in this clause (d) shall survive only until November 1, 2004.

        (f)    If such Selling Stockholder is O'Connell or Allen, to the knowledge of such Selling Stockholder, there is no untrue statement of a material fact contained in the Prospectus, or any material fact, condition or information that is not disclosed in the Prospectus, in each case that has had, or could reasonably be expected to have, a Material Adverse Effect. For purposes of the foregoing sentence, "knowledge of such Selling Stockholder" shall mean the actual knowledge of such Selling Stockholder. The parties acknowledge and agree that the representation and warranty of each of Mr. O'Connell and Mr. Allen in this clause (e) shall survive only until November 1, 2004.

        (g)   The information in the Prospectus which specifically relates to such Selling Stockholder which has been furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, and Preliminary Prospectus, the Prospectus or any amendments or supplements thereto does not on the date of the execution of this Agreement or will not on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        5.    Further Agreements of the Company.    The Company covenants and agrees with each Underwriter and The Interpublic Group, Inc. ("IPG"), True North Communications, Inc., R/GA Media Group Inc., FCB Worldwide Inc. or TN Technologies, Inc. (collectively, with IPG, "Interpublic" or the "Interpublic Selling Stockholders") and Messrs. Allen and O'Connell that:

        (a)    Effectiveness of the Registration Statement.    The Company will file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and the Company will furnish copies of the Prospectus to the Underwriters in New York City as soon as practicable but in no event later than 10:00 A.M., New York City time, on the second day following the date of this Agreement in such quantities as the Representative may reasonably request.

        (b)    Delivery of Copies.    The Company will deliver, without charge, (i) to the Representative, three signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) as the Representative may reasonably request. As used herein, the term "Prospectus Delivery Period" means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered in connection with sales of the Shares by any Underwriter or dealer.

        (c)    Amendments or Supplements.    Before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representative, counsel for the Underwriters, the Selling

Stockholders and counsel for the Selling Stockholders a copy of the proposed amendment or supplement for review and, except for filings required under the Exchange Act, will not file any such proposed amendment or supplement to which the Representative or IPG reasonably objects.

        (d)    Notice to the Representative.    The Company will advise the Representative, IPG and Messrs. O'Connell and Allen promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

        (e)    Ongoing Compliance of the Prospectus.    If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters and the Selling Stockholders thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters, the Selling Stockholders and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

        (f)    Blue Sky Compliance.    The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

        (g)    Earning Statement.    The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the "effective date" (as defined in Rule 158) of the Registration Statement.

        (h)    Clear Market.    For a period of 90 days after the date of the Prospectus, the Company covenants with each Underwriter that the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Representative, other than (x) the Shares to be sold hereunder, (y) the issuance of shares of Stock upon the exercise of an option or warrant or conversion of a security outstanding on the date of this Agreement of which the Representative has been advised in writing, and (z) grants and issuances of shares of Stock or options to acquire Stock pursuant to stock-based compensation or incentive plans of the Company.

        (i)    No Stabilization.    The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

        (j)    Comfort Letter.    The Company will cause each letter delivered by PricewaterhouseCoopers LLP pursuant to Section 6(e) to include Interpublic as additional addressees thereof.

        6.    Conditions of Underwriters' Obligations.    The obligation of each Underwriter to purchase the Firm Shares on the Closing Date or the Additional Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

        (a)    Registration Compliance; No Stop Order.    The Registration Statement (or if a post-effective amendment thereto is required to be filed under the Securities Act, such post-effective amendment) shall have become effective, and the Representative shall have received notice thereof, not later than 5:00 P.M., New York City time, on the date hereof; no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been timely filed with the Commission under the Securities Act and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

        (b)    Representations and Warranties.    The representations and warranties of the Company and the Selling Stockholders contained herein shall be true and correct on the date hereof and shall be true and correct in all material respects (except for any such representation or warranty that is by its terms qualified by materiality, material adverse change or material adverse effect, which representation or warranty shall be true and correct) on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

        (c)    No Material Adverse Change.    Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement and the Prospectus.

        (d)    Officer's Certificates.    The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is reasonably satisfactory to the Representative (i) confirming that such officers have carefully reviewed the Registration Statement and the Prospectus and, to the knowledge of such officers after reasonable inquiry, the representation set forth in Section 3(b) hereof is true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct in all material respects (except for any such representation or warranty that is by its terms qualified by materiality, material adverse change or material adverse effect, which representation or warranty shall be true and correct) and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date and (iii) to the effect set forth in paragraphs (a) and (c) (it being understood that, for purposes of such certificate, the phrase "and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement and the Prospectus" in paragraph (c) shall be omitted). The Representative shall have also received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of (x) each of G.M. O'Connell and Robert Allen, II and (y) a senior executive officer of each Selling Stockholder (other than G.M. O'Connell and Robert Allen, II) who is reasonably satisfactory to the Representative confirming that the representations and warranties of such Selling Stockholders in this Agreement are true and correct in all material respects (except for any such representation or warranty that is by its terms qualified by materiality, material adverse change or material adverse effect, which representation or warranty shall be true and correct) and that such Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

        (e)    Comfort Letters.    On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, PricewaterhouseCoopers LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a "cut-off" date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

        (f)    Opinion of Counsel for the Company.    Davis Polk & Wardwell, special securities counsel for the Company and Sloane Levy, Senior Vice President and General Counsel of the Company, each shall have furnished to the Representative their written opinions, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, substantially in the form attached as Annex A hereto.

        (g)    Opinion of Counsel for the Underwriters.    The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Mayer, Brown, Rowe & Maw LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

        (h)    Opinion of Counsel for the Selling Stockholders.    The Representatives shall have received on the Closing Date an opinion, dated the Closing Date, from Cleary Gottlieb, outside counsel for Interpublic, or Nicholas J. Camera, internal counsel for Interpublic, to the effect that:

          (i)    this Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Stockholders represented by such counsel;

          (ii)   the execution and delivery by the Selling Stockholders represented by such counsel of, and the performance by such Selling Stockholders of their obligations under this Agreement will not contravene any provision of applicable law governing transactions of this type or the charter or by-laws of such Selling Stockholder, or, to the best of such counsel's knowledge, any material agreement or other instrument binding upon such Selling Stockholders or, to the best of such counsel's knowledge, any material judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholders, and will not require any consent, approval, authorization, registration or qualification of or with any New York, Delaware General Corporation Law or United States federal governmental authority that in our experience is normally applicable to business entities in relation to transactions of the type contemplated herein, except such as may be required by the federal securities laws, the securities or Blue Sky laws of the various states or the rules and regulations of the NASD (the "NASD Rules") in connection with offer and sale of the Shares (as to none of which such counsel need opine);

          (iii)  to the best of such counsel's knowledge, as of the time immediately preceding the time of delivery of the Shares to be sold by them to the Underwriters, the Selling Stockholders represented by such counsel own, free and clear of all liens, encumbrances, equities or claims, the Shares to be sold by them and the full corporate power and authority to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares delivered by such Selling Stockholders as of such Closing Date; and

          (iv)  assuming that (a) DTC is a "clearing corporation" as defined in Section 8-102(a)(5) of the New York Uniform Commercial Code, and (b) each of the Underwriters acquires its interest in the Shares it has purchased without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code), each Underwriter that has purchased Shares from the Selling Stockholders represented by such counsel, made payment therefor pursuant to this Agreement and has had such Shares credited to a securities account of such Underwriter maintained with DTC will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the New York Uniform Commercial Code) to such Shares, and no action based on any adverse claim may be asserted against such Underwriter with respect to such security entitlement.

        (i)    No Legal Impediment to Issuance.    No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.

        (j)    Good Standing.    The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its Significant Subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate Governmental Authorities of such jurisdictions.

        (k)    Listing of Shares.    There shall be no impediment to the trading of the Shares on the Nasdaq National Market immediately following the Closing Date or Additional Closing Date, as the case may be.

        (l)    Lock-up Agreements.    The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and each of the Selling Stockholders and the officers and directors of the Company relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.

        (m)    Additional Documents.    On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

        All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

        7.    Indemnification and Contribution.

        (a)    Indemnification by the Company.    The Company agrees to indemnify and hold harmless each:

          (i)    Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Selling Stockholder or any Underwriter furnished to the Company in writing by such Selling Stockholder or by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Selling Stockholder or any Underwriter consists of the information described as such in subsections (b) and (c) below, respectively; provided, however, that the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, except that such indemnity agreement will inure to the benefit of such Underwriter or such person controlling such Underwriter if such failure is the result of noncompliance by the Company with Section 5(a) hereof; and

          (ii)   Selling Stockholder and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Selling Stockholder or any Underwriter furnished to the Company in writing by such Selling Stockholder or by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Selling Stockholder or any Underwriter consists of the information described as such in subsections (b) and (c) below, respectively; provided, however, that the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Selling Stockholder from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Selling Stockholder, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Selling Stockholder to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 5(a) hereof.

        (b)    Indemnification by the Selling Stockholders.    Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement, each Underwriter and each person, if any, who controls the Company and any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use in the Registration Statement and the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, it being understood and agreed upon that the only such information furnished by any Selling Stockholder consists of the following information in the Prospectus: (x) in the case of O'Connell, (1) his name and the numbers of shares opposite his name in the table obtained in the section of the Prospectus entitled "Selling Stockholders" and (2) the first and (as it pertains to O'Connell) third sentences of the third paragraph of the section in the prospectus entitled "Shares eligible for Future Sale;" (y) in the case of Allen, (1) his name and the numbers of shares opposite his name in the table obtained in the section of the Prospectus entitled "Selling Stockholders" and (2) the second and (as it pertains to Allen) third sentences of the third paragraph of the section in the prospectus entitled "Shares eligible for Future Sale;" and (z) in the case of each Interpublic Selling Stockholder, (1) the name "Interpublic Group of Companies, Inc." and the numbers of shares opposite such name in the table obtained in the section of the Prospectus entitled "Selling Stockholders" and the sentence immediately below such table relating to the number of shares to be sold by the Selling Stockholders if the overallotment option is exercised in full and the amount of shares to be owned by the Selling Stockholders following such sale, (2) the last sentence of the risk factor in the Prospectus entitled "The interests of Interpublic, our largest stockholder, may conflict with your interests" and (3) the first and sixth sentences of the second paragraph of the section in the Prospectus entitled "Shares Eligible for Future Sale." In no event shall the liability of any Selling Stockholder for indemnification under this Section 7(b) and contribution under Section 7(e) exceed the proceeds, net of underwriting discounts and commissions, received by such Selling Stockholder in connection with such Selling Stockholder's sale of Shares hereunder. This indemnity obligation will be in addition to any liability which the Selling Stockholder may otherwise have, but in no event will any Selling Stockholder's total liability under this Section 7(b) exceed the proceeds, net of underwriting discounts and commissions, received by such Selling Stockholder in connection with such Selling Stockholder's sale of Shares hereunder; provided, however, that the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of the Company, any person controlling the Company or any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, except that such indemnity agreement will inure to the benefit of such Underwriter or such person controlling such Underwriter if such failure is the result of noncompliance by the Company with Section 5(a) hereof.

        (c)    Indemnification by the Underwriters.    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement, each Selling Stockholder and each person, if any, who controls the Company and any Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the names and corresponding share amounts set forth in the table of Underwriters in the first paragraph of tex under the caption "Underwriting" in the Prospectus, the concession figure appearing in the third paragraph under the caption "Underwriting" and the information contained in the subsections entitled "Stabilization, Short Positions and Penalty Bids" and "Passive Market Making" under the caption "Underwriting." In no event shall the liability of any Underwriter for indemnification under this Section 7(c) and contribution under Section 7(e) exceed the consideration received by such Underwriter in connection with the sale of Shares hereunder.

        (d)    Notice and Procedures.    If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to paragraph (a), (b) or (c) above, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded, based on the written advice of counsel to the Indemnified Person, that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any one local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representative. Any such separate firm for the Selling Stockholders, their affiliates, directors and officers and control persons shall be designated in writing by IPG and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any monetary settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

        (e)    Contribution.    If the indemnification provided for in paragraphs (a), (b) and (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Selling Stockholders on the one hand and the Underwriters on the other hand shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Selling Stockholders from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Selling Stockholders and the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Selling Stockholders, by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        (f)    Limitation on Liability.    The Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

        (g)    Non-Exclusive Remedies.    The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

        (h)   The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Stockholder or any person controlling any Selling Stockholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

        8.    Effectiveness of Agreement.    This Agreement shall become effective upon the later of (i) the execution and delivery hereof by the parties hereto and (ii) receipt by the Company and the Representative of notice of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment thereto).

        9.    Termination.    This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company and the Selling Stockholders, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Additional Shares, prior to the Additional Closing Date, trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse either singly or together with any other event specified in this clause (iv), and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement and the Prospectus.

        10.    Defaulting Underwriter.    (a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company and IPG on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then IPG shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or IPG may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company, counsel to Interpublic or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule III hereto that, pursuant to this Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

        (b)   If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and IPG as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then IPG shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter's pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

        (c)   If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and IPG as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if IPG shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company or the Selling Stockholders, except that the Selling Stockholders will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

        (d)   Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have hereunder for damages caused by its default.

        11.    Payment of Expenses.    IPG will reimburse the Company for the Company's fees and expenses incurred in connection with the offering of the Shares, on the terms and subject to the conditions set forth in that certain Fee and Expense Agreement between the Company and IPG, dated as of November 18, 2003, a copy of which is attached as Exhibit B hereto. Any such fee or expense of the Company not paid by IPG under such Fee and Expense Agreement will be borne by the Company. In addition, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated for any reason other than the default of the Underwriters, IPG will pay or cause to be paid all costs and expenses incident to the performance of the Interpublic Selling

Stockholders' and the Underwriters' obligations hereunder, including without limitation, (i) the costs incident to the sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing this Agreement and the Power of Attorney; (iv) the fees and expenses of counsel to the Interpublic Selling Stockholders and counsel to the Underwriters; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) the cost of preparing stock certificates; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc.; (viii) all expenses incurred by the Underwriters in connection with any "road show" presentation to potential investors; (i) all expenses and application fees related to the listing of the Shares on the Nasdaq National Market; and (x) the reimbursement without duplication, of the Underwriters for all out-of-pocket costs and expenses incurred by the Underwriters. O'Connell and Allen will pay all costs and expenses incident to their respective performance of O'Connell's and Allen's obligations hereunder.

        12.    Payment of Incentive Fee.    IPG in its sole discretion may pay the Underwriters an aggregate incentive fee of up to $500,000 on the Closing Date, with such amount, if any, being allocated among the Underwriters based upon their respective performance in connection with the offering of the Shares, as determined by IPG in its sole discretion.

        13.    Persons Entitled to Benefit of Agreement.    This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

        14.    Survival.    The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

        15.    Certain Defined Terms.    For purposes of this Agreement, (a) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act; (b) the term "business day" means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act.

        16.    Miscellaneous.    (a) Authority of the Representative. Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters.

        (b)    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative c/o Jefferies & Company, Inc., 520 Madison Avenue, New York, New York 10022 (fax: (212)             ); Attention: Andrew Whittaker. Notices to the Company shall be given to it at 230 East Avenue, Norwalk, Connecticut, 06855 (fax: 203-299-7461); Attention: Sloane Levy. Notices to the Interpublic Selling

Stockholders and Interpublic shall be given to them at The Interpublic Group of Companies, Inc., 1271 Avenue of the Americas, New York, New York, 10020 (fax: 212-399-8280); Attention: Mitchell Gendel, Assistant General Counsel. Notices to Messrs. O'Connell and Allen shall be given to them at 347 Nod Hill Road, Wilton, Connecticut, 06897 and 121 Saint John's Road, Ridgefield, Connecticut, 06877, respectively with copies to Kevin O'Connell, Esq., 917 South Downing Street, Denver, Colorado, 80209 (fax: 303-482-3010).

        (c)    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

        (d)    Counterparts.    This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

        (e)    Amendments or Waivers.    No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

        (f)    Headings.    The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

        If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,
MODEM MEDIA, INC.
	By:	Name: Title:
THE INTERPUBLIC GROUP OF COMPANIES, INC., on behalf of itself and in its capacity as representative of the Selling Stockholders other than G.M. O'Connell and Robert C. Allen, II
	By:	Name: Title:
TRUE NORTH COMMUNICATIONS, INC.
	By:	Name: Title:
R/GA MEDIA GROUP INC.
	By:	Name: Title:
FCB WORLDWIDE INC.
	By:	Name:
Title:

TN TECHNOLOGIES, INC.
	By:	Name: Title:
G.M. O'CONNELL, as a Selling Stockholder
By:
ROBERT C. ALLEN, II, as a Selling Stockholder
By:
Accepted: , 2003
JEFFERIES & COMPANY, INC.
For itself and on behalf of the several Underwriters listed in Schedule III hereto.
By: Authorized Signatory

SCHEDULE I

Firm Selling Shareholder	Number of Firm Shares To Be Sold
[The Interpublic Group of Companies, Inc.]	8,000,000
G.M. O'Connell	150,000
Robert C. Allen, II	50,000

Total:	8,200,000

I-1

SCHEDULE II

Additional Selling Shareholder	Maximum Number of Additional Shares To Be Sold
[The Interpublic Group of Companies, Inc.]	1,230,000

Total:	1,230,000

II-1

SCHEDULE III

Underwriter	Number of Firm Shares To Be Purchased
Jefferies & Company, Inc.
William Blair & Company, L.L.C.
Friedman, Billings, Ramsey & Co., Inc.

Total:	8,200,000

III-1

Exhibit A

FORM OF LOCK-UP AGREEMENT

December [    ], 2003

JEFFERIES & COMPANY, INC.
520 Madison Avenue, 12th Floor
New York, New York 10022

Re:    Modem Media, Inc.—Public Offering

Ladies and Gentlemen:

        The undersigned understands that Jefferies & Company, Inc. ("Jefferies"), as representative of the several underwriters listed in Schedule III to the Underwriting Agreement (collectively, including Jefferies, the "Underwriters"), proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with Modem Media, Inc., a Delaware corporation (the "Company"), The Interpublic Group of Companies, Inc., through its affiliates True North Communications, R/GA Media Group Inc., FCB Worldwide and TN Technologies, Inc., MM Trust North UNEX1, and G.M. O'Connell and Robert C. Allen, II (collectively, the "Selling Stockholders") providing for the public offering (the "Public Offering") by the several Underwriters of certain shares of Common Stock of the Company ("Common Stock") owned by the Selling Stockholders (the "Shares"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

        In consideration of the Underwriters' agreement to purchase and make the Public Offering of the Shares, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Jefferies on behalf of the Underwriters, the undersigned will not, during the period from the date of this Agreement through (and including) the date 90 [180 in the case of Interpublic and its affiliates] days after the date of the final prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement. In addition, the undersigned agrees that, without the prior written consent of Jefferies on behalf of the Underwriters, it will not, during the period from the date of this Agreement through (and including) the date 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

        In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any

IV-1

obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

        Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation among the Company, the Selling Stockholders and the Underwriters.

        The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement.

        The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

        This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,
[NAME OF STOCKHOLDER]
By:
Name: Title:

V-1

Exhibit  B

Fee and Expense Agreement

November 18, 2003

Modem Media, Inc.
230 East Avenue
Norwalk, CT 06855

Ladies and Gentlemen:

        In connection with the proposed underwritten public offering (the "Offering") of the shares of common stock, $0.001 par value of Modem Media, Inc. ("Modem") held by The Interpublic Group of Companies, Inc. ("IPG") and its subsidiaries (together with IPG, the "IPG Parties") that will be registered with the Securities and Exchange Commission (the "SEC") by the filing of a Form S-3 registration statement on the date hereof (the "Registration Statement"), IPG hereby agrees to reimburse Modem for Modem's fees and expenses (the "Fees and Expenses") incurred solely in connection with the Offering, including, without limitation, all printing expenses, transfer agent and registrar fees, and the reasonable and documented fees and disbursements of Modem's outside counsel and accountants; provided that (i) IPG shall not be obligated to reimburse Modem for any travel and lodging expenses incurred by Modem's management in connection with any roadshows for the Offering; (ii) IPG shall not be obligated to reimburse Modem for any fees and expenses of Modem's outside counsel in connection with its filings under the Securities Exchange Act of 1934 or in connection with the review, negotiation and documentation of lock-ups and discretionary "10b-5(1) plans" for any other selling stockholder; and (iii) IPG's obligation to reimburse Modem for the fees and disbursements of Modem's outside counsel and accountants shall be limited (collectively, the "Fees and Expenses Limit") to: (A) 100 percent of the reasonable and documented fees and disbursements of Modem's outside counsel and accountants up to $400,000 and (B) 50 percent of any fees and disbursements of Modem's outside counsel and accountants in excess of $400,000. If, however, the registration statement relating to the Offering is selected for review by the SEC, the parties agree to work with each other to reach an agreement to increase the Fees and Expenses Limit in order to cover the ordinary and customary additional fees and disbursements which will be incurred by Modem's outside counsel and accountants in addressing any comments the SEC may have with respect to the Registration Statement relating to the Offering.

        Any underwriting discounts, fees and disbursements of any counsel to the IPG Parties, selling commissions and stock transfer taxes applicable to the shares registered on behalf of the IPG Parties, any SEC, blue sky and NASD Regulation, Inc. filing fees and any fees of underwriters' counsel for blue sky or NASD Regulation, Inc. clearance, applicable to the shares registered on behalf of the IPG Parties in connection with the Offering and any out-of-pocket expenses of the IPG Parties in connection with the Offering shall be borne by the IPG Parties.

        IPG shall pay the SEC and NASD Regulation, Inc. filing fees directly to the SEC and NASD Regulation, Inc., respectively. Upon receipt of any invoice from Modem with respect to any other Fees and Expenses, IPG shall upon receipt of any such invoice, reimburse Modem in immediately available funds by wire transfer to an account designated by Modem in such invoice (or if not so designated, then by certified or official bank check payable in immediately available funds to the order of Modem in such amount).

        Notwithstanding anything herein to the contrary, IPG shall not be required to pay any amounts due to Modem with respect to any Fees and Expenses unless and until the registration statement relating to the Offering shall have been declared effective by the SEC; provided that if (i) IPG requests

VI-1

that Modem, for whatever reason delay, postpone or otherwise not proceed with the consummation or closing of the Offering after the Registration Statement has been filed; (ii) the underwriters collectively, after consultation with Interpublic, advise Interpublic and Modem that they cannot proceed with the Offering solely due to market conditions or reasons that relate to factors other than the existence of material misstatements or omissions in the Registration Statement or the lack of cooperation from any executive officer or director of Modem in agreeing to be bound by commercially reasonable lock-up arrangements; or (iii) the Offering is not closed or consummated prior to June 30, 2004 unless prior to such date the SEC has not indicated to Modem that Modem may submit an acceleration request to have the SEC declare the registration statement effective, then IPG shall pay any Fees and Expenses due to Modem under this letter agreement upon receipt of any invoice from Modem with respect to such Fees and Expenses.

        Please confirm that the foregoing correctly sets forth our agreement by signing in the space provided below for that purpose and returning to us a copy of this Letter Agreement so signed, whereupon this Letter Agreement and your acceptance shall constitute a binding agreement between us.

THE INTERPUBLIC GROUP OF COMPANIES, INC.
By:
Name: Title:
Accepted as of the date first above written:
MODEM MEDIA, INC.
By:
Name: Title:

VII-1

QuickLinks

FORM OF LOCK-UP AGREEMENT
Fee and Expense Agreement